Exhibit 5.1

Simpson Thacher & Bartlett llp
900 G Street, NW Washington, D.C. 20001
telephone: +1-202-636-5500 facsimile: +1-202-636-5502

January 29, 2026

Liftoff Mobile, Inc.

900 Middlefield Road

Redwood City, California 94063

To the Addressee Stated Above:

We have acted as counsel to Liftoff Mobile, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-292700) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (1) the issuance by the Company of an aggregate of 25,400,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”) (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Company Shares”) and (2) the sale of an aggregate of 3,810,000 shares of Common Stock by certain selling stockholders referred to in the Registration Statement (the “Selling Stockholders”) (together with any additional shares of such stock that may be sold by the Selling Stockholders pursuant to Rule 462(b) in connection with the offering described in the Registration Statement, the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”).

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Liftoff Mobile, Inc.	-2-	January 29, 2026

We have examined the Registration Statement and a form of the Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate”), which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Amended Certificate is filed with the Secretary of State for the State of Delaware in the form filed with the Commission as an exhibit to the Registration Statement prior to the issuance of any of the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, (A) (1) when the Board of Directors of the Company (the “Board”), or a duly authorized committee of the Board, has taken all necessary corporate action to authorize and approve the issuance of the Company Shares, (2) when the Amended Certificate has been duly filed with the Secretary of State for the State of Delaware and (3) upon payment and delivery in accordance with the applicable definitive underwriting agreement approved by the Board, or a duly authorized committee of the Board, the Company Shares will be validly issued,

Liftoff Mobile, Inc.	-3-	January 29, 2026

fully paid and nonassessable; and (B) the Selling Stockholder Shares have been validly issued and are fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP